CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Allied Asset Advisors, Inc and to the use of our reports dated June 24, 2005 on the financial statements and financial highlights of Dow JonesSM Islamic Fund, a series of Allied Asset Advisors, Inc. Such financial statements and financial highlights appear in the 2005 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
September 28, 2005